                                                                    Exhibit 99.1

PRESS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Kenneth R. Howe, Chief Financial Officer
                                          (248) 737-4190

     AGREE REALTY CORPORATION REPORTS FOURTH QUARTER 2005 OPERATING RESULTS
                        FOURTH QUARTER 2005 HIGHLIGHTS:

FINANCIAL INFORMATION

            -     Diluted FFO per share of $0.55

            -     $0.49 per share quarterly dividend paid January 5, 2006

      FARMINGTON HILLS, MI (February 24, 2006) - Agree Realty Corporation (NYSE:
ADC) today announced results for the quarter ended December 31, 2005. For the fourth quarter, funds from operations were $4,567,000 compared with funds from operations in the fourth quarter of 2004 of $4,792,000. Diluted funds from operations per share were $0.55 per share compared with $0.67 per share for the fourth quarter of 2004. Net income was $5,773,000, or $0.75 per share on a diluted basis, compared with net income for the fourth quarter of 2004 of $3,275,000, or $0.51 per share. Total revenues increased 8.4% to $8,328,000, compared with total revenues of $7,686,000 in the fourth quarter of 2004. A reconciliation of net income to FFO is included in the financial table accompanying this press release.

      For the year ended December 31, 2005, funds from operations increased 5.3% to $19,308,000 compared with funds from operations for the year ended December 31, 2004 of $18,337,000. Diluted funds from operations per share were $2.34 per share compared with $2.57 per share for the year ended December 31, 2004. Net income was $16,048,000, or $2.11 per share on a diluted basis, compared with net income for the comparable period last year of $13,123,000, or $2.03 per share. Total revenues increased 8.3% to $31,585,000, compared with total rental revenues of $29,157,000 for the comparable period last year.

FUNDS FROM OPERATIONS

      Management considers Funds from Operations (FFO) to be a useful supplemental measure to evaluate operating performance. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization. FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. In addition, our method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly may be different from similarly titled measures reported by other companies.

DIVIDEND

      We paid a cash dividend of $0.49 per share on January 5, 2006 to shareholders of record on December 23, 2005. The dividend is equivalent to an annualized dividend of $1.96 per share and represents a payout ratio of 89.1% of funds from operations for the quarter.

PORTFOLIO RESULTS

      At December 31, 2005, Agree Realty Corporation's total assets were $224,299,000. At year end our portfolio consisted of 59 properties totaling 3,362,971 million square feet located in 15 states. The portfolio was 98.6% leased at the end of the year. For the year ended December 31, 2005 our fully diluted weighted shares outstanding were 7,588,164 shares. For the quarter ended December 31, 2005, our fully diluted weighted average shares outstanding were 7,673,279 shares

      On October 31, 2005, we completed the sale of a community shopping center for approximately $8.8 million. The property was anchored by Kmart Corporation and Roundy's Foods and was located in Iron Mountain, Michigan.

      On November 5, 2005 we completed the development of a retail property in Delta Township, Michigan. The property is leased to Walgreen Co.

      During November 2005 we acquired three (3) freestanding net leased properties that added 32,273 square feet of gross leasable area to our operating portfolio and cost approximately $9.1 million. The properties are located in Roseville, Michigan, Mt Pleasant, Michigan and N Cape May, New Jersey and are leased to Rite Aid.

      During the fourth quarter 2005 we recognized expenses totaling $476,480 due to the write-off of development costs for sites that development was no longer considered probable. These expenses were for contracted services to investigate development opportunities in Florida and surrounding states. For the year ended December 31, 2005 we expensed a total of $742,564 of these costs for sites that development is no longer considered probable.

      At December 31, 2005 our construction in progress balance totaled approximately $1,465,000 and we capitalized $47,000 of construction period interest during the fourth quarter 2005.

      In January 2006 we repaid $5.0 million on our secured line of credit.

LEASE EXPIRATIONS

      The following table shows lease expirations for the next 10 years for our freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options.

                                                   December 31, 2005
                                       Gross Leasable Area      Annualized Base Rent
                     Number
Expiration         of Leases    Square      Percent                     Percent
   Year             Expiring    Footage     of Total       Amount       of Total
----------         ----------   -------     --------      --------      --------

2006                      20       75,837       2.3%    $   532,879         1.8%
2007                      11       66,200       2.0%        577,662         1.9%

2008                      26      311,205       9.4%      1,381,209         4.6%
2009                      14      176,590       5.3%        857,714         2.9%

2010                      17      303,885       9.2%      1,816,095         6.1%
2011                      16      214,237       6.5%      1,442,873         4.9%

2012                       2        2,760        .1%         25,360          .1%
2013                       1       51,868       1.6%        492,746         1.7%

2014                       3      172,958       5.2%        824,206         2.8%
2015                      11      730,525      22.0%      5,072,330        17.1%

Thereafter                43    1,210,513      36.4%     16,686,425        56.1%
                   -------------------------------------------------------------

Total                    164    3,316,578     100.0%    $29,709,499       100.0%
                   -------------------------------------------------------------

ANNUALIZED BASE RENT OF OUR PROPERTIES

The following is a breakdown of base rents in place at December 31, 2005 for each type of retail tenant:

National           $26,853,180                     90%
Regional             1,714,322                      6%
Local                1,141,997                      4%
                   -----------                    ----

     Total         $29,709,499                    100%
                   -----------                    ----

MAJOR TENANTS

The following is a breakdown of base rents in place at December 31, 2005 for each of our Major Tenants:

Borders (18)       $ 9,714,132                    33%
Walgreen (17)        6,320,599                    21%
Kmart (12)           3,847,911                    13%
                   -----------                   ----

      Total        $19,882,642                    67%
                   -----------                   ----

OPERATING PARTNERSHIP UNITS

      As of December 31, 2005 there were 673,547 operating partnership units outstanding.

      Agree Realty Corporation owns, manages and develops properties which are primarily single tenant properties and neighborhood community shopping centers, located in fifteen (15) states and leased to major retail tenants.

      Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

      For additional information, visit the Company's home page on the Internet at http://www.agreerealty.com.
   --------------------------

                            AGREE REALTY CORPORATION
           OPERATING RESULTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 Three months ended         Year ended
                                                                     December 31,           December 31,
                                                               --------------------------------------------
                                                                 2005          2004       2005        2004
                                                               --------------------------------------------
REVENUE
 Minimum rents                                                 $  7,290      $  6,813   $  28,387   $ 25,966
 Percentage rent                                                     29            34          68         56
 Operating cost reimbursements                                      985           838       3,083      2,885
 Unconsolidated entities                                              -             -           -        217
 Other income                                                        24             1          47         33
------------------------------------------------------------------------------------------------------------
  TOTAL REVENUE                                                   8,328         7,686      31,585     29,157
------------------------------------------------------------------------------------------------------------
EXPENSES
 Real estate taxes                                                  433           397       1,749      1,693
 Property operating expenses                                        577           451       2,012      1,791
 Land lease payments                                                198           185         784        737
 General and administration                                       1,526           865       4,191      2,848
 Depreciation and amortization                                    1,176         1,142       4,637      4,249
 Interest expense                                                 1,102         1,168       4,159      4,507

------------------------------------------------------------------------------------------------------------
  TOTAL EXPENSES                                                  5,012         4,208      17,532     15,825
------------------------------------------------------------------------------------------------------------
  INCOME BEFORE MINORITY INTEREST AND
  DISCONTINUED OPERATIONS                                         3,316         3,478      14,053     13,332
 Minority interest expense                                          266           328       1,145      1,257
------------------------------------------------------------------------------------------------------------
  INCOME BEFORE DISCONTINUED OPERATIONS                           3,050         3,150      12,908     12,075
 Gain on sale of asset from discontinued operations               2,653             -       2,654        523
 Income from discontinued operations                                 70           125         486        525
------------------------------------------------------------------------------------------------------------
  NET INCOME                                                   $  5,773      $  3,275   $  16,048   $ 13,123
------------------------------------------------------------------------------------------------------------
NET INCOME - PER SHARE                                         $    .75      $    .51   $    2.11   $   2.03
------------------------------------------------------------------------------------------------------------
RECONCILIATION OF FUNDS FROM OPERATIONS TO NET INCOME
 Net income                                                    $  5,773      $  3,275   $  16,048   $ 13,123
 Depreciation of real estate assets                               1,163         1,165       4,684      4,380
 Amortization of leasing costs                                       12            11          48         45
 Gain on sale of assets                                          (2,889)            -      (2,896)      (577)
 Minority interest                                                  508           341       1,424      1,366
------------------------------------------------------------------------------------------------------------
  FUNDS FROM OPERATIONS                                        $  4,567      $  4,792   $  19,308   $ 18,337
------------------------------------------------------------------------------------------------------------

  FUNDS FROM OPERATIONS - PER SHARE                            $    .55      $    .67   $    2.34   $   2.57
------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES AND "OP" UNITS OUTSTANDING      8,347         7,152       8,262      7,149
------------------------------------------------------------------------------------------------------------

                            AGREE REALTY CORPORATION
                   CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)
                                   (UNAUDITED)

                                                          DEC 31,           DEC 31
                                                           2005              2004
                                                        ----------------------------
ASSETS
 Land                                                   $    73,035       $   70,592
 Buildings                                                  185,872          180,596
 Accumulated depreciation                                   (43,772)         (41,728)
 Property under development                                     265            2,105
 Cash and cash equivalents                                    5,715              587
 Rents receivable                                               731              627
 Deferred costs, net of amortization                          1,241            1,261
 Other Assets                                                 1,212            1,662
------------------------------------------------------------------------------------

   TOTAL ASSETS                                         $   224,299       $  215,702
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LIABILITIES AND STOCKHOLDERS' EQUITY
 Mortgages payable                                      $    51,561       $   53,809
 Notes payable                                               17,500           39,200
 Deferred revenue                                            12,794           13,483
 Dividends and distributions payable                          4,089            3,509
 Other liabilities                                            1,749            2,194
------------------------------------------------------------------------------------

   TOTAL LIABILITIES                                         87,693          112,195
------------------------------------------------------------------------------------

   TOTAL MINORITY INTEREST                                    5,979            5,875
------------------------------------------------------------------------------------

 Common stock                                                     1                1
 Additional paid-in capital                                 142,127          109,600
 Accumulated deficit                                         (9,718)         (10,727)
 Unearned compensation                                       (1,783)          (1,242)
------------------------------------------------------------------------------------

   TOTAL STOCKHOLDERS' EQUITY                               130,627           97,632
------------------------------------------------------------------------------------

                                                        $   224,299       $  215,702
------------------------------------------------------------------------------------